Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Fourth Quarter and Full Year 2021 Earnings; Declares Quarterly Dividend

Indiana, PA, January 25, 2022 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year of 2021.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Year Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reported Results
Net income	$34,776	$34,092	$25,683	$138,257	$73,447
Diluted earnings per share	$0.37	$0.36	$0.27	$1.44	$0.75
Return on average assets	1.45%	1.42%	1.12%	1.47%	0.82%
Return on average equity	12.36%	12.14%	9.48%	12.55%	6.82%

Operating Results (non-GAAP)(1)
Core net income	$34,753	$34,131	$26,102	$138,518	$78,896
Core diluted earnings per share	$0.37	$0.36	$0.27	$1.45	$0.81
Core pre-tax pre-provision net revenue	$40,868	$42,913	$40,092	$171,771	$153,819
Provision expense	($2,729)	$330	$7,680	($1,376)	$56,718
Net charge-offs	($1,064)	$2,277	$4,825	$8,410	$17,193
Reserve build/(release)(2)	($1,663)	($2,853)	$13,002	($8,787)	$49,672
Core return on average assets (ROAA)	1.45%	1.43%	1.14%	1.47%	0.88%
Core pre-tax pre-provision ROAA	1.71%	1.79%	1.75%	1.83%	1.71%
Return on average tangible common equity	17.56%	17.28%	13.80%	17.95%	10.06%
Core return on average tangible common equity	17.55%	17.30%	14.02%	17.98%	10.78%
Core efficiency ratio	57.06%	55.27%	56.00%	54.69%	56.28%
Net interest margin (FTE)	3.23%	3.23%	3.26%	3.26%	3.32%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Fourth Quarter 2021 Highlights
•Net income of $34.8 million and diluted earnings per share totaled $0.37, an increase of $0.7 million, or $0.01 per share from the previous quarter and an increase of $9.1 million, or $0.10 per share from the fourth quarter of 2021

•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $40.9 million, an increase of $0.8 million from the fourth quarter of 2020 and a decrease of $2.0 million from the previous quarter reflecting a decline of $1.7 million in Paycheck Protection Program (PPP) income from the prior quarter
•Total loans (excluding PPP loans) increased $186.1 million, or 11.2% annualized from the previous quarter, driven by both commercial and consumer categories
◦Average loans (excluding PPP loans) increased $141.9 million, or 8.6% annualized, from the previous quarter
•Total PPP loans decreased $80.8 million from the previous quarter resulting in a total PPP loan balance at December 31, 2021 of $71.3 million
•Net interest income (FTE) of $70.5 million decreased $0.4 million from the previous quarter due primarily to a $1.7 million decrease in income recognized on PPP loans
•Noninterest income of $26.1 million (excluding net security gains, which were immaterial) decreased $1.2 million from the previous quarter due primarily to a $1.7 million decrease in gain on sale of Mortgage loans
•Noninterest expense (excluding branch consolidation, early retirement and COVID-19 related expenses, which were immaterial) of $55.5 million increased $0.5 million from the previous quarter
•Average deposits decreased $33.1 million, or 1.6% annualized compared to the prior quarter, including $21.8 million of intentional time deposit runoff
◦End of period deposits grew $46.0 million, or 2.3% annualized, from the previous quarter
◦Average noninterest-bearing deposits grew $5.7 million, or 0.9% annualized, compared to the prior quarter
•Tangible book value per share grew 2.4% annualized compared to the prior quarter
•The Bank was named the #1 Small Business Association (SBA) lender in the SBA’s designated Pittsburgh District for the fiscal year ending September 30, 2021
Profitability
•Core return on average assets (ROAA) improved two basis points to 1.45% compared to the previous quarter and increased 31 basis points compared to the fourth quarter of 2020
•Core pre-tax pre-provision ROAA(1) for the quarter ended December 31, 2021 was 1.71% as compared to 1.79% in the prior quarter and 1.75% in the fourth quarter of 2020
•The net interest margin of 3.23% was unchanged from the prior quarter and decreased three basis points as compared to fourth quarter of 2020
•The core efficiency ratio(1) of 57.06% increased 179 basis points from the previous quarter
Strong capital and liquidity positions
•Bank-level Tier 1 Capital ratio of 11.8%, which represents $279.9 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•A total of 1,447,209 shares were purchased during the fourth quarter at a weighted average price of $14.62 under the company’s previously authorized share repurchase programs

•As previously announced on October 26, 2021, the Board of Directors authorized an additional $25 million share repurchase program. The remaining repurchase capacity under the current program was $20.0 million as of December 31, 2021
Asset quality
•The provision for credit losses was ($2.7) million, a decrease of $3.1 million compared to the previous quarter and a decrease of $10.4 million from the fourth quarter of 2020
•The allowance for credit losses as a percentage of end-of-period loans (excluding PPP loans) was 1.37% compared to 1.43% in the previous quarter
•Total criticized loans increased $2.3 million from the previous quarter
◦Total nonperforming assets increased $17.2 million from the previous quarter
•Net charge-offs on loans totaled ($1.1) million, a decrease of $3.3 million from the previous quarter
◦Net charge-offs as a percentage of average loans outstanding (excluding PPP loans, annualized) was (0.06%) in the fourth quarter of 2021 as compared to 0.14% in the previous quarter
Full Year 2021 Highlights
Franchise Growth
•Total loans grew $470.8 million, or 7.5% compared to the prior year (excluding PPP loans)
•Average deposits grew $461.6 million, or 6.3% compared to the prior year, including $479.0 million, or 22.8%, in average noninterest-bearing deposits
•Tangible book value per share grew 7.8% year-over-year
Earnings
•For the year ended December 31, 2021, net income was $138.3 million, or $1.44 diluted earnings per share
◦Core net income(1) was $138.5 million, or $1.45 diluted earnings per share, compared to $78.9 million, or $0.81 diluted earnings per share in the prior year
•Core pre-tax pre-provision income(1) grew $18.0 million, or 11.7% from the prior year
•Positive operating leverage for the year ending December 31, 2021
◦Core revenue(1) grew $17.4 million, or 4.7%, from the prior year
◦Core noninterest expense(1) increased $3.7 million, or 1.8%, from the prior year
Profitability
•The core efficiency ratio(1) improved 159 basis points to 54.69% compared to the prior year
•The return on average assets (ROAA) for the year ended December 31, 2021 was 1.47%
◦Core ROAA(1) for the year ended December 31, 2021 was 1.47% as compared to 0.88% in the prior year
◦Core pre-tax pre-provision ROAA(1) for the year ended December 31, 2021 was 1.83% as compared to 1.71% in the prior year

“Our results for the quarter and full year were strong, reflecting solid operating performance,” stated T. Michael Price, President and Chief Executive Officer. “Excluding PPP forgiveness, loans grew by 11.2% annualized since September with strong production in nearly all of our commercial and consumer portfolios.” Price continued, “As we look to the year ahead, we are genuinely excited about the core organic growth prospects of our company. The buildout of our Equipment Finance business is on pace and in line with our expectations. Our ongoing investments in talent, technology and our regional business model continue to position us well – all to the benefit of our clients, employees, communities and stockholders."
Earnings
Net income for the fourth quarter of 2021 was $34.8 million, or $0.37 per share, compared to $34.1 million, or $0.36 per share in the third quarter of 2021 and $25.7 million, or $0.27 per share for the fourth quarter of 2020.
Net income for the year ended December 31, 2021 was $138.3 million, or $1.44 per share, compared to $73.4 million, or $0.75 per share, for the same period in 2020.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $70.5 million decreased $0.4 million from the previous quarter and increased $2.7 million from the prior year quarter. The decrease from the previous quarter was primarily due to a $1.7 million decrease in fees recognized on PPP loans, partially offset by a $141.9 million increase in average loans (excluding PPP loans). Interest and fee income recognized on PPP loans totaled $4.0 million in the fourth quarter of 2021 as compared to $5.7 million in the prior quarter.
The net interest margin for the fourth quarter of 2021 was 3.23%, unchanged from the previous quarter and a decrease of three basis points from the fourth quarter of 2020. Loan yields (excluding PPP) decreased two basis points from the previous quarter due to the runoff of higher yielding loans offset by an $83.2 million increase in average interest earning assets (excluding PPP) and a three basis point increase in the yield on securities.
Total average deposits decreased $33.1 million in the fourth quarter of 2021 as compared to the previous quarter. Average noninterest bearing deposits grew $5.7 million and partially offset a $21.8 million decrease in average time deposits and a $17.0 million decrease in interest-bearing demand and savings deposits.
Total end-of-period deposits grew $46.0 million, or 2.3% annualized from the previous quarter.
Asset Quality
The Company adopted CECL on December 31, 2020, effective January 1, 2020.
Provision expense in the fourth quarter of 2021 totaled ($2.7) million as compared to $0.3 million in the previous quarter. The provision expense during the quarter reflected a $1.2 million decrease in qualitative reserves due to improved charge off history and a $0.6 million decrease in individually analyzed reserves, partially offset by a $0.3 million increase in quantitative reserves primarily due to strong quarterly loan growth.
Nonperforming loans totaled $55.2 million, an increase of $17.1 million from the previous quarter and an increase of $1.1 million the fourth quarter of 2020. The increase from the previous quarter was primarily due to a single commercial real estate relationship with two loans totaling $28.4 million which were downgraded to nonaccrual status during the quarter. At December 31, 2021, the relationship had sufficient collateral and did not require an associated individually assessed reserve.
Nonperforming loans represented 0.81% of total loans (excluding PPP loans) as compared to 0.58% and 0.86% for the periods ended September 30, 2021 and December 31, 2020, respectively.
At December 31, 2021, criticized loans totaled $198.1 million, an increase of $2.3 million from the previous quarter.

During the fourth quarter of 2021, net charge-offs were ($1.1) million due to recoveries on a previously charged off commercial loan relationship, as compared to net charge-offs of $2.2 million in the previous quarter and $4.8 million in the fourth quarter of 2020.
Net charge-offs as a percentage of average loans (excluding PPP, annualized) were (0.06%), 0.14% and 0.30% for the periods ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $26.1 million for the fourth quarter of 2021, as compared to $27.2 million for the third quarter of 2021 and $26.6 million for the fourth quarter of 2020. The $1.1 million decrease from the previous quarter was primarily due to a $1.7 million decrease in gain on sale of Mortgage loans and a $0.7 million decrease in gain on sale of SBA loans, partially offset by an $0.8 million increase in swap derivative mark-to-market and a $0.5 million increase in swap fee income.
For the year ended December 31, 2021, noninterest income (excluding security gains) totaled $106.7 million, an increase of $12.3 million from the prior year. The increase from the prior year was due to an $4.9 million increase in swap derivative mark-to-market, a $4.0 million increase in card related interchange income, a $3.1 million increase in gain on sale of SBA loans, a $2.0 million increase in Trust income and a $1.6 million increase in service charges on deposit accounts, partially offset by a $5.3 million decrease in gain on sale of Mortgage loans.
There were no material security gains during 2021 or 2020.
Noninterest expense (excluding branch consolidation, early retirement and COVID-19 related expenses) totaled $55.5 million for the fourth quarter of 2021, as compared to $55.0 million for the third quarter of 2021 and $54.3 million for the fourth quarter of 2020. The $0.5 million increase from the previous quarter was primarily the result of a $0.4 million increase in salaries and employee benefits and a $0.3 million increase in contributions, partially offset by a $0.3 million decrease in FDIC insurance expense.
The core efficiency ratio was 57.06% during the fourth quarter of 2021 as compared to 55.27% in the previous quarter and 56.00% in the fourth quarter of 2020.
For the year ended December 31, 2021, noninterest expense (excluding branch consolidation, early retirement and COVID-19 related expenses) totaled $213.5 million, as compared to $208.9 million in the prior year. The $4.6 million increase from the prior year was primarily driven by a $1.8 million increase in incentives, a $1.8 million increase in data processing and a $1.2 million unfunded commitment reserve credit in the prior year, partially offset by a $1.1 million decrease in occupancy expense.
The core efficiency ratio was 54.69% for the year ended December 31, 2021 as compared to 56.28% in the previous year.
Full time equivalent staff was 1,426 at December 31, 2021, 1,409 at September 30, 2021, and 1,398 at December 31, 2020. The increase from the previous quarter was partially the result of new hires related to the company’s previously announced entry into the equipment finance business.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.115 per share, which represents a 4.5% increase from the fourth quarter of 2020. The cash dividend is payable on February 18, 2022 to shareholders of record as of February 4, 2022. This dividend represents a 2.8% projected annual yield utilizing the January 24, 2021 closing market price of $16.60.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2021 were 14.6%, 12.2%, 9.7% and 11.3%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.

Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter and full year 2021 on Wednesday, January 26, 2022 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 118 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
SUMMARY RESULTS OF OPERATIONS
Net interest income	$70,254	$70,645	$67,492	$278,541	$268,271
Provision for credit losses	(2,729)	330	7,680	(1,376)	56,718
Noninterest income	26,071	27,245	26,622	106,757	94,476
Noninterest expense	55,428	55,027	54,552	213,857	215,826
Net income	34,776	34,092	25,683	138,257	73,447
Core net income (5)	34,753	34,131	26,102	138,518	78,896
Earnings per common share (diluted)	$0.37	$0.36	$0.27	$1.44	$0.75
Core earnings per common share (diluted) (6)	$0.37	$0.36	$0.27	$1.45	$0.81
KEY FINANCIAL RATIOS
Return on average assets	1.45%	1.42%	1.12%	1.47%	0.82%
Core return on average assets (7)	1.45%	1.43%	1.14%	1.47%	0.88%
Return on average assets, pre-provision, pre-tax	1.71%	1.79%	1.73%	1.82%	1.64%
Core return on average assets, pre-provision, pre-tax	1.71%	1.79%	1.75%	1.83%	1.71%
Return on average shareholders' equity	12.36%	12.14%	9.48%	12.55%	6.82%
Return on average tangible common equity (8)	17.56%	17.28%	13.80%	17.95%	10.06%
Core return on average tangible common equity (9)	17.55%	17.30%	14.02%	17.98%	10.78%
Core efficiency ratio (2)(10)	57.06%	55.27%	56.00%	54.69%	56.28%
Net interest margin (FTE) (1)	3.23%	3.23%	3.26%	3.26%	3.32%

Book value per common share	$11.77	$11.69	$11.12
Tangible book value per common share (11)	8.43	8.38	7.82
Market value per common share	16.09	13.63	10.94
Cash dividends declared per common share	0.115	0.115	0.110	0.455	0.440
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.80%	0.56%	0.80%
Nonperforming loans as a percent of end-of-period loans, excluding PPP loans (3)	0.81%	0.58%	0.86%
Nonperforming assets as a percent of total assets (3)	0.59%	0.41%	0.62%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.59%	0.42%	0.65%
Net charge-offs as a percent of average loans (annualized) (4)	(0.06)%	0.13%	0.28%
Net charge-offs as a percent of average loans, excluding PPP loans (annualized) (4)	(0.06)%	0.14%	0.30%
Allowance for credit losses as a percent of nonperforming loans (4)	167.67%	247.30%	187.43%
Allowance for credit losses as a percent of end-of-period loans (4)	1.35%	1.40%	1.50%
Allowance for credit losses as a percent of end-of-period loans, excluding PPP loans (4)	1.37%	1.43%	1.61%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.6%	11.7%	11.8%
Tangible common equity as a percent of tangible assets (12)	8.6%	8.7%	8.6%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	8.7%	8.9%	9.1%
Leverage Ratio	9.7%	9.6%	9.4%
Risk Based Capital - Tier I	12.2%	12.4%	12.2%
Risk Based Capital - Total	14.6%	15.0%	14.9%
Common Equity - Tier I	11.3%	11.5%	11.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
INCOME STATEMENT
Interest income	$73,530	$74,196	$73,306	$293,838	$301,209
Interest expense	3,276	3,551	5,814	15,297	32,938
Net Interest Income	70,254	70,645	67,492	278,541	268,271
Provision for credit losses	(2,729)	330	7,680	(1,376)	56,718
Net Interest Income after Provision for Credit Losses	72,983	70,315	59,812	279,917	211,553
Net securities gains	—	—	23	16	70
Trust income	2,771	3,118	2,327	11,111	9,101
Service charges on deposit accounts	4,857	4,770	4,321	17,984	16,387
Insurance and retail brokerage commissions	2,134	2,218	1,868	8,502	7,850
Income from bank owned life insurance	1,487	1,486	1,589	6,433	6,552
Gain on sale of mortgage loans	1,940	3,485	5,538	13,555	18,764
Gain on sale of other loans and assets	1,849	2,480	1,676	8,130	4,827
Card-related interchange income	7,069	7,052	6,377	27,954	23,966
Derivative mark-to-market	973	218	(399)	2,344	(2,521)
Swap fee income	828	317	724	2,543	1,588
Other income	2,163	2,101	2,578	8,185	7,892
Total Noninterest Income	26,071	27,245	26,622	106,757	94,476
Salaries and employee benefits	31,422	31,066	31,388	119,506	118,961
Net occupancy	3,972	3,960	3,668	16,586	17,647
Furniture and equipment	3,776	4,052	3,925	15,642	15,393
Data processing	2,933	3,196	2,739	12,373	10,543
Pennsylvania shares tax	1,257	1,257	1,254	4,604	4,500
Advertising and promotion	1,154	1,150	879	4,983	4,679
Intangible amortization	900	868	897	3,497	3,689
Other professional fees and services	1,351	1,308	1,131	4,501	3,886
FDIC insurance	565	830	1,062	2,529	2,699
Litigation and operational losses	700	589	373	2,324	1,411
Loss on sale or write-down of assets	80	171	264	303	680
COVID-19 related	92	50	307	449	874
Voluntary early retirement	—	—	118	—	3,422
Branch consolidation	(121)	—	128	(103)	2,672
Other operating expenses	7,347	6,530	6,419	26,663	24,770
Total Noninterest Expense	55,428	55,027	54,552	213,857	215,826
Income before Income Taxes	43,626	42,533	31,882	172,817	90,203
Income tax provision	8,850	8,441	6,199	34,560	16,756
Net Income	$34,776	$34,092	$25,683	$138,257	$73,447

Shares Outstanding at End of Period	94,233,152	95,209,685	96,130,751	94,233,152	96,130,751
Average Shares Outstanding Assuming Dilution	95,020,353	95,892,304	96,344,398	95,840,285	97,758,965

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2021	2021	2020
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$84,738	$94,579	$100,009
Interest-bearing bank deposits	310,634	240,095	256,572
Securities available for sale, at fair value	1,054,218	1,137,675	843,450
Securities held to maturity, at amortized cost	541,311	548,057	361,844
Loans held for sale	18,583	19,925	33,436

Loans	6,839,230	6,732,580	6,761,183
Allowance for credit losses	(92,522)	(94,185)	(101,309)
Net loans	6,746,708	6,638,395	6,659,874

Goodwill and other intangibles	314,516	315,092	316,820
Other assets	474,385	484,036	496,099
Total Assets	$9,545,093	$9,477,854	$9,068,104

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,658,782	$2,656,229	$2,319,958

Interest-bearing demand deposits	291,476	265,782	250,353
Savings deposits	4,647,197	4,609,393	4,305,391
Time deposits	385,043	405,081	562,964
Total interest-bearing deposits	5,323,716	5,280,256	5,118,708

Total deposits	7,982,498	7,936,485	7,438,666

Short-term borrowings	138,315	117,754	117,373
Long-term borrowings	182,269	182,519	233,255
Total borrowings	320,584	300,273	350,628

Other liabilities	132,639	128,241	210,193
Shareholders' equity	1,109,372	1,112,855	1,068,617
Total Liabilities and Shareholders' Equity	$9,545,093	$9,477,854	$9,068,104

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Year Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2021	Rate	2021	Rate	2020	Rate	2021	Rate	2020	Rate
NET INTEREST MARGIN

Assets
Loans, excluding PPP loans (FTE)(1)(3)	$6,680,346	3.73%	$6,538,477	3.75%	$6,387,174	3.90%	$6,464,446	3.80%	$6,354,749	4.16%
PPP Loans	111,544	14.44%	225,262	10.05%	548,279	4.00%	312,746	7.41%	382,590	3.16%
Securities and interest-bearing bank deposits (FTE) (1)	1,878,755	1.46%	1,937,385	1.43%	1,340,756	1.62%	1,809,417	1.46%	1,390,804	1.89%
Total Interest-Earning Assets (FTE) (1)	8,670,645	3.38%	8,701,124	3.39%	8,276,209	3.54%	8,586,609	3.43%	8,128,143	3.72%
Noninterest-earning assets	815,872		801,377		845,094		807,455		846,437
Total Assets	$9,486,517		$9,502,501		$9,121,303		$9,394,064		$8,974,580

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,882,318	0.06%	$4,899,328	0.07%	$4,603,255	0.14%	$4,812,004	0.07%	$4,552,211	0.26%
Time deposits	395,444	0.31%	417,274	0.36%	609,350	1.05%	449,452	0.49%	726,702	1.40%
Short-term borrowings	126,695	0.07%	118,112	0.06%	131,806	0.10%	119,801	0.08%	142,634	0.49%
Long-term borrowings	182,371	4.91%	182,623	4.92%	233,352	4.37%	200,961	4.70%	233,701	4.39%
Total Interest-Bearing Liabilities	5,586,828	0.23%	5,617,337	0.25%	5,577,763	0.41%	5,582,218	0.27%	5,655,248	0.58%
Noninterest-bearing deposits	2,652,812		2,647,089		2,313,009		2,580,460		2,101,412
Other liabilities	130,373		124,286		152,396		130,007		140,612
Shareholders' equity	1,116,504		1,113,789		1,078,135		1,101,379		1,077,308
Total Noninterest-Bearing Funding Sources	3,899,689		3,885,164		3,543,540		3,811,846		3,319,332
Total Liabilities and Shareholders' Equity	$9,486,517		$9,502,501		$9,121,303		$9,394,064		$8,974,580

Net Interest Margin (FTE) (annualized)(1)		3.23%		3.23%		3.26%		3.26%		3.32%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2021	2021	2020
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,102,154	$1,072,489	$1,077,132
Paycheck Protection Program	71,298	152,102	478,854
Commercial real estate	2,251,097	2,231,890	2,211,569
Real estate construction	382,764	318,120	340,850
Total Commercial	3,807,313	3,774,601	4,108,405

Consumer Loan Portfolio:
Closed-end mortgages	1,368,816	1,311,052	1,165,951
Home equity lines of credit	551,434	564,323	584,641
Real estate construction	111,692	105,896	86,371
Total Real Estate - Consumer	2,031,942	1,981,271	1,836,963

Auto loans	901,280	886,367	712,800
Direct installment	40,937	32,509	36,165
Personal lines of credit	52,809	52,667	61,072
Student loans	4,949	5,165	5,778
Total Other Consumer	999,975	976,708	815,815
Total Consumer Portfolio	3,031,917	2,957,979	2,652,778
Total Portfolio Loans	6,839,230	6,732,580	6,761,183
Loans held for sale	18,583	19,925	33,436
Total Loans	$6,857,813	$6,752,505	$6,794,619

	December 31,	September 30,	December 31,
	2021	2021	2020
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$34,926	$14,466	$30,801
Loans held for sale on a nonaccrual basis	—	—	13
Troubled debt restructured loans on nonaccrual basis	13,134	16,210	14,740
Troubled debt restructured loans on accrual basis	7,120	7,410	8,512
Total Nonperforming Loans	$55,180	$38,086	$54,066
Other real estate owned ("OREO")	642	502	1,215
Repossessions ("Repos")	397	453	613
Total Nonperforming Assets	$56,219	$39,041	$55,894
Loans past due in excess of 90 days and still accruing	1,606	1,135	1,523
Classified loans	77,563	58,780	76,179
Criticized loans	198,126	195,791	302,813

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.82%	0.58%	0.83%
Allowance for credit losses	$92,522	$94,185	$101,309

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$(1,633)	$1,960	$1,027	$4,590	$6,004
Real estate construction	(11)	—	—	(146)	(26)
Commercial real estate	(5)	12	2,364	1,524	4,627
Residential real estate	20	(87)	5	(159)	626
Loans to individuals	565	392	1,429	2,601	5,962
Net Charge-offs	$(1,064)	$2,277	$4,825	$8,410	$17,193

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	(0.06)%	0.13%	0.28%	0.12%	0.26%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	(0.06)%	0.14%	0.30%	0.13%	0.27%
Provision for credit losses as a percentage of net charge-offs	256.48%	14.49%	159.17%	(16.36)%	329.89%
Provision for credit losses	$(2,729)	$330	$7,680	$(1,376)	$56,718

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020

Interest income	$73,530	$74,196	$73,306	$293,838	$301,209
Adjustment to fully taxable equivalent basis (1)	266	235	333	1,100	1,462
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	73,796	74,431	73,639	294,938	302,671
Interest expense	3,276	3,551	5,814	15,297	32,938
Net interest income, (FTE) (1)	$70,520	$70,880	$67,825	$279,641	$269,733

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020

Net Income	$34,776	$34,092	$25,683	$138,257	$73,447
Intangible amortization	900	868	897	3,497	3,689
Tax benefit of amortization of intangibles	(189)	(182)	(188)	(734)	(775)
Net Income, adjusted for tax affected amortization of intangibles	$35,487	$34,778	$26,392	$141,020	$76,361

Average Tangible Equity:
Total shareholders' equity	$1,116,504	$1,113,789	$1,078,135	$1,101,379	$1,077,308
Less: intangible assets	314,860	315,303	317,178	315,589	318,155
Tangible Equity	801,644	798,486	760,957	785,790	759,153
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$801,644	$798,486	$760,957	$785,790	$759,153

(8)Return on Average Tangible Common Equity	17.56%	17.28%	13.80%	17.95%	10.06%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020

Core Net Income:
Total Net Income	$34,776	$34,092	$25,683	$138,257	$73,447
Net securities gains	—	—	(23)	(16)	(70)
Tax benefit of net securities gains	—	—	5	3	15
COVID-19 related	92	50	307	449	874
Tax benefit of COVID 19 related	(19)	(11)	(64)	(94)	(184)
Early retirement related	—	—	118	—	3,422
Tax benefit of early retirement related expenses	—	—	(25)	—	(719)
Branch consolidation related	(121)	—	128	(103)	2,672
Tax benefit of bank consolidation related expenses	25	—	(27)	22	(561)
(5) Core net income	$34,753	$34,131	$26,102	$138,518	$78,896
Average Shares Outstanding Assuming Dilution	95,020,353	95,892,304	96,344,398	95,840,285	97,758,965
(6) Core Earnings per common share (diluted)	$0.37	$0.36	$0.27	$1.45	$0.81

Intangible amortization	900	868	897	3,497	3,689
Tax benefit of amortization of intangibles	(189)	(182)	(188)	(734)	(775)
Core Net Income, adjusted for tax affected amortization of intangibles	$35,464	$34,817	$26,811	$141,281	$81,810

(9) Core Return on Average Tangible Common Equity	17.55%	17.30%	14.02%	17.98%	10.78%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Core Return on Average Assets:
Total Net Income	$34,776	$34,092	$25,683	$138,257	$73,447
Total Average Assets	9,486,517	9,502,501	9,121,303	9,394,064	8,974,580
Return on Average Assets	1.45%	1.42%	1.12%	1.47%	0.82%

Core Net Income (5)	$34,753	$34,131	$26,102	$138,518	$78,896
Total Average Assets	9,486,517	9,502,501	9,121,303	9,394,064	8,974,580
(7) Core Return on Average Assets	1.45%	1.43%	1.14%	1.47%	0.88%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Core Efficiency Ratio:
Total Noninterest Expense	$55,428	$55,027	$54,552	$213,857	$215,826
Adjustments to Noninterest Expense:
Unfunded commitment reserve	—	—	—	—	(1,181)
Intangible amortization	900	868	897	3,497	3,689
COVID-19 related	92	50	307	449	874
Early retirement related	—	—	118	—	3,422
Branch consolidation related	(121)	—	128	(103)	2,672
Noninterest Expense - Core	$54,557	$54,109	$53,102	$210,014	$206,350

Net interest income, (FTE)	$70,520	$70,880	$67,825	$279,641	$269,733
Total noninterest income	26,071	27,245	26,622	106,757	94,476
Net securities gains	—	—	(23)	(16)	(70)
Total Revenue	96,591	98,125	94,424	386,382	364,139

Adjustments to Revenue:
Derivative mark-to-market	973	218	(399)	2,344	(2,521)
Total Revenue - Core	$95,618	$97,907	$94,823	$384,038	$366,660

(10)Core Efficiency Ratio	57.06%	55.27%	56.00%	54.69%	56.28%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	December 31,	September 30,	December 31,
	2021	2021	2020
Tangible Equity:
Total shareholders' equity	$1,109,372	$1,112,855	$1,068,617
Less: intangible assets	314,516	315,092	316,820
Tangible Equity	794,856	797,763	751,797
Less: preferred stock	—	—	—
Tangible Common Equity	$794,856	$797,763	$751,797

Tangible Assets:
Total assets	$9,545,093	$9,477,854	$9,068,104
Less: intangible assets	314,516	315,092	316,820
Tangible Assets	$9,230,577	$9,162,762	$8,751,284
Less: PPP loans	71,298	152,102	478,854
Tangible Assets, excluding PPP loans	$9,159,279	$9,010,660	$8,272,430

(12)Tangible Common Equity as a percentage of Tangible Assets	8.61%	8.71%	8.59%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.68%	8.85%	9.09%

Shares Outstanding at End of Period	94,233,152	95,209,685	96,130,751
(11)Tangible Book Value Per Common Share	$8.43	$8.38	$7.82

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Pre-tax pre-provision income:
Net interest income	$70,254	$70,645	$67,492	$278,541	$268,271
Noninterest income	26,071	27,245	26,622	106,757	94,476
Noninterest expense	55,428	55,027	54,552	213,857	215,826
Pre-tax pre-provision income	$40,897	$42,863	$39,562	$171,441	$146,921

Net securities gains	$—	$—	($23)	($16)	($70)
COVID-19 related	92	50	307	449	874
Voluntary early retirement	—	—	118	—	3,422
Branch consolidation	(121)	—	128	(103)	2,672
Core pre-tax pre-provision income	$40,868	$42,913	$40,092	$171,771	$153,819

Net charge-offs	($1,064)	$2,277	$4,825	$8,410	$17,193